UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2011

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	001-08443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia		20147-2358
(Address of principle executive offices)		(Zip Code)

(703) 724-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Telos Corporation (the “Company”) held on November 14, 2011, the holders of the Company’s Class A and Class B Common Stock voted, on an advisory (non-binding) basis, on the frequency of future votes on the compensation of the Company’s named executive officers. As previously reported, the frequency of three years received the highest number of votes cast by the holders of the Company’s Class A and Class B Common Stock present in person or represented by proxy at that annual meeting. The Company will include a stockholder advisory vote on executive compensation in its proxy materials once every three years until the next required vote on the frequency of advisory votes on executive compensation. The next required vote will occur at the Company’s annual meeting of stockholders in 2017 unless the Company’s Board of Directors determines a different frequency for the advisory votes before that meeting.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 13, 2012

TELOS CORPORATION

By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer